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                                                                   EXHIBIT 10.22

                                Net2Phone, Inc.
                                171 Main Street
                         Hackensack, New Jersey  07601


                                 May 17, 1999



Clifford M. Sobel
40 Dorrison Drive
Short Hills, New Jersey  07078

Dear Cliff:

     This letter agreement is being entered into in connection with your agreement to retain your common stock (the "Common Stock") of Net2Phone, Inc. ("Net2Phone"), in lieu of becoming a holder of Net2Phone class A common stock (the "Class A Stock").

     In consideration of your agreement not to participate in the Net2Phone recapitalization pursuant to which IDT Corporation ("IDT") became a holder of Class A Stock, Net2Phone and IDT have agreed to provide you with certain piggyback registration rights relating to the shares of Common Stock you hold today and undertaking to ensure that you remain Chairman of Net2Phone for a period of three years, both as provided herein.

     1. Net2Phone hereby grants you "piggy-back" registration rights relating to the shares of Common Stock you hold today under the same terms and conditions as those rights granted to Net2Phone's Series A Preferred stockholders as set forth in the Series A Preferred Shareholder Registration Rights Agreement, dated as of May 13, 1999, among Net2Phone and each of the investors listed on Schedule A thereto (the "Agreement"); provided, however, that you agree to be subject to the allocation provisions contained in Section 2.7 of the Agreement.

     2. IDT agrees that upon a Qualifying Public Offering (as defined in the Agreement), IDT shall vote its Class A Stock or Common Stock, as the case may be, provided that you remain in compliance with the terms of your employment agreement, to elect you to that class of directors of Net2Phone's staggered board whose term expires three years from the date of election.

     3. If no Qualifying Public Offering occurs, IDT agrees to vote its Class A Stock or Common Stock, as the case may be, to re-elect you Chairman of the firm at each of the next two annual stockholder meetings.

     4. To clarify the rights and obligations of the parties, upon the occurrence of a Qualifying Public Offering, IDT shall be released from any obligations to pay to you any amount of salary or other benefits payable pursuant to your employment agreement, as amended, and Net2Phone shall be solely obligated as to such payments.
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                                Net2Phone, Inc.

Clifford Sobel
May 17, 1999
Page Two

     Please acknowledge your acceptance to the terms of this letter by executing below.

                              Very truly yours,

                              /s/ Howard Balter

                              Howard S. Balter
                              Chief Executive Officer


AGREED TO AND ACCEPTED:


/s/ Clifford M. Sobel
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Clifford M. Sobel

IDT CORPORATION

By: /s/ Joyce Mason
   -----------------------------------
Name: Joyce Mason
Title: General Counsel